Exhibit 99.1

Stride, Inc. Authorizes $500 Million Stock Repurchase Program

RESTON, Va., November 3, 2025 (GLOBE NEWSWIRE) --Stride, Inc. (NYSE: LRN) (“Stride,” the “Company,” “we,” or “our”), one of the nation’s most successful technology-based education companies, today announced the approval of a stock repurchase program that authorizes the repurchase of up to $500 million of shares of Stride’s common stock until October 31, 2026.

“Stride’s Board of Directors and management team remain confident in the Company’s long-term outlook and believes in the investments we are making to upgrade our learning and technology platforms. Demand for our products and services remains strong, and industry demand and trends around online education continue to grow,” said James Rhyu, Chief Executive Officer and Board Chair. “Our new share authorization underscores our belief and will allow the Company to repurchase shares at attractive prices. Stride is bolstered by strong cash flow and a robust balance sheet, and will continue to allocate capital to our most attractive growth opportunities to create long term value for shareholders.”

Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

About Stride, Inc.

Stride, Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact

Timothy Casey
Vice President, Investor Relations
Stride, Inc.
ir@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or meet guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud systems and facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems; problems in the implementation of new IT systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to artificial intelligence; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.